CLEAR CHANNEL COMMUNICATIONS, INC.
                              P.O. Box 659512
                       San Antonio, Texas 78265-9512


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              April 20, 1995


     As a shareholder of Clear Channel Communications, Inc. (the
"Company"), you are hereby given notice of and invited to attend, in person or by proxy, the Annual Meeting of Shareholders of the Company to be held at 200 Concord Plaza (Conference Room-5th Floor), San Antonio, Texas on April 20, 1995, at 11:00 a.m., for the following purposes:

     1.   To elect directors for the coming year;

     2. To select independent auditors for the year ending December 31, 1995;

     3. To approve adoption of the 1994 Performance Based Executive Compensation Plan;

     4. To amend the articles of incorporation to increase the number of authorized shares of Common Stock of the Company from 20 million to 100 million shares;

     5. To transact any other business which may properly come before the meeting.

     The Board of Directors (the "Board") has fixed the close of business on March 1, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

     Your attention is invited to the accompanying Proxy Statement. In addition, although mere attendance at the meeting will not revoke the proxy, a shareholder present at the meeting may revoke his proxy and vote in person. To assure that your shares are represented at the meeting, please complete, date, sign and mail the enclosed Proxy card in the return envelope provided for that purpose.

                              By Order of the Board of Directors



                              Kenneth E. Wyker
                              Secretary

San Antonio, Texas
March 15, 1995




                              PROXY STATEMENT
                    Clear Channel Communications, Inc.
                             P. O. Box 659512
                       San Antonio, Texas 78265-9512

                      ANNUAL MEETING OF SHAREHOLDERS
                              April 20, 1995


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Clear Channel Communications, Inc. (the "Company") of proxies for use at the Annual Meeting of Shareholders to be held on April 20, 1995, or at any adjournment thereof, as set forth in the accompanying notice. A shareholder giving a proxy may revoke it at any time before it is exercised by so notifying the Secretary of the Company in writing or in person. Any proxy which is not revoked will be voted at the meeting. The Proxy Statement is first being sent to shareholders on or about March 15, 1995.

     On March 1, 1995, the record date for determination of shareholders entitled to notice of and to vote at the meeting, there were 17,256,766 shares of Common Stock outstanding. On all matters each share has one vote.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors at the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote, for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

     The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

     In the election of directors, shares present but not voting will be disregarded (except for quorum purposes) and the candidates for election receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by those shares, will be elected and votes cast against a candidate or votes withheld will have no legal effect.

                           SECURITY OWNERSHIP

     The table below sets forth certain information about the persons and entities known to the Company to own beneficially more than 5% of the Company's outstanding stock. Such information is based upon required notices previously filed with the Company. Such shares are held in each shareholder's name or in a nominee account.


                         Shares of Common Stock
                         Beneficially Owned at              Percent of
Name                      February 15, 1995 (1)              Class (1)

L. Lowry Mays                 3,792,057(2)                      22%
400 Geneseo Road
San Antonio, TX 78209

B. J. McCombs                 2,851,734(3)                      17%
825 Contour
San Antonio, TX 78212

Putman Investments            1,306,000                          8%
One Post Office Square
Boston, MA 02019

Pilgram Baxter Associates     1,035,025                          6%
1255 Drummers Lane #300
Wayne, PA 19087-1590

     (1) Shares and percentage ownership of Common Stock, both beneficial and disclaimed, based on 17,256,766 shares outstanding.
     (2) Includes nonqualified options to acquire 148,918 shares and 29,130 shares held by trusts of which he is Trustee, but not beneficiary. Mr. Mays disclaims ownership of 302,205 shares of Common Stock owned by his wife, children and grandchildren.
     (3)  Includes nonqualified options to acquire 4,375 shares.

                          ELECTION OF DIRECTORS

     One of the purposes of the meeting is the election of directors. The number of directors expected to constitute the entire board following the election is five. Unless you indicate to the contrary, the persons named in the accompanying proxy will vote your shares for the election of the nominees named below as directors. Although it is not envisioned that any nominee will decline or be unable to serve, the proxies will be voted by the proxy holders at their discretion for another person, or for a lesser number of persons, if such a contingency should arise. The term of each person elected as a director will continue until the next annual meeting and until his successor is elected and qualified. Outside directors are paid $5,000 for each meeting of the Board they attend, plus members of the compensation committee are paid $500 for each meeting of the compensation committee they attend. In addition, in February 1993 each outside director was granted options to purchase 7,812 shares of Common Stock of the Company, 3,125 of which are exercisable as of the date of this Proxy Statement. In February 1994, each director was granted options to purchase 6,250 shares of Common Stock of the Company, 1,250 of which are exercisable as of the date of this Proxy Statement. The election of directors requires an affirmative vote by a majority of the outstanding shares present and entitled to vote at the meeting.

     The table on the following page reflects the number of shares of Common Stock beneficially owned by the directors of the Company as of February 15, 1995, and the number of shares beneficially owned by each of the named executive officers and the number of shares beneficially owned by all directors and executive officers of the Company as a group.

                                                            Shares of
                                                            Common Stock
                                                  Year      Beneficially
                              Principal           First     Owned at            Percent
                              Occupation          Became    February 15,         of
Name                     Age  or Employment       Director       1995(1)         Class(1)
L. Lowry Mays(a)(5)      58   President & Chief   1972      3,792,057(2)         22%
400 Geneseo Road              Executive Officer
San Antonio, TX 78209         of the Company

Alan D. Feld(5)          57   Partner in the law  1984      6,375(4)(3)           *
4235 Bordeaux                 firm of Akin, Gump,
Dallas, TX 78205              Strauss, Hauer &
                              Feld, L.L.P.

B. J. McCombs(a)(5)      67   Private Investor    1972      2,851,734(4)         17%
825 Contour
San Antonio, TX 78212

Theodore H. Strauss(b)(5)69   Senior Managing     1984      27,407(4)             *
5100 Park Lane                Director
Dallas, TX 75220              Bear, Stearns,
                              & Co., Inc.

John H. Williams(a)(b)(5) 61  Senior Vice         1984      8,775(4)              *
7810 Glen Albens Circle       President
Dallas, TX 75225              Kemper Securities, Inc.

Daniel Sullivan          43   President           n/a       119,248               *
4431 Dyke Bennett Road        Clear Channel Television
Franklin, TN 37064

Jim Smith                46   Vice-President      n/a       3,906                 *
5401 E. 41st St.              Clear Channel Radio
Tulsa, OK 74135

William Riordan          37   Vice-President      n/a       3,728                 *
1701 Broadway Street N.E.
Minneapolis, MN 55413

Jack Peck                38   Vice-President      n/a       1,778                 *
2225 Union Ave.
Memphis, TN 38104

All officers and directors as a group (41 persons)          7,113,354           41%

     (a)  Members of Compensation Committee
     (b)  Members of Audit Committee

        * Percentage of shares beneficially owned by such persons does not exceed one percent of the class so owned.

     (1)  Shares and percentage ownership of Common Stock, both beneficial and disclaimed, based on
          17,256,766 shares outstanding.
     (2)  Includes nonqualified options to acquire 148,918 shares and 29,130 shares held by trusts of which he is Trustee, but not beneficiary.  Mr. Mays disclaims ownership of 302,205 shares of Common Stock owned by his wife, children and grandchildren.
     (3)  Mr. Feld disclaims ownership of 8,120 shares of Common Stock owned by his wife.
     (4)  Includes nonqualified options to acquire 4,375 shares.
     (5)  Nominee for Director


     Each of the nominees has held the position listed above, or a similar position with the same organization, for at least five years.

     The nominees for directors of the Company serve as directors for the following corporations, some of which have a class of securities registered pursuant to Section 12 or Section 15 of the Securities Exchange Act of 1934; Mr. Feld is also a director of 21 International Holdings, Inc. and Aurora National Life Insurance Co.; Mr. Strauss is a director of Sport Supply Group, Inc.; Mr. Williams is a director of GAINSCO, Inc.

     The Company's executive compensation program is administered by the Compensation Committee of the Board which is composed of three independent, non-employee directors and L. Lowry Mays, the Chief Executive Officer ("CEO") of the Company, as indicated above. The Compensation Committee (the "Committee"), which met once in 1994, recommends to the Board compensation arrangements for all officers and directors of the Company other than the CEO and for other key personnel of its subsidiaries. Two of the independent, non-employee directors serve as a separate subcommittee of the Committee which determines the salary and incentive bonuses to be paid to the CEO. Mr. Mays does not participate in the subcommittee's evaluation and recommendation of the CEO's compensation. The Committee annually evaluates the Company's corporate performance, actual compensation and share ownership compared with both the Company's own industry and a broader group of companies such as the S&P 500. Please see the attached Board Compensation Committee Report which details the basis by which the Committee determines executive compensation.

     The Audit committee of the Board, which met once in 1994, reviews the independent auditors' examination. There is no Nominating Committee of the Board of directors.

     During 1994 the Board held 6 meetings. Each of the nominees named above attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by committees of the Board on which that director served.

Compensation Committee Interlocks and Insider Participation

     During fiscal 1994, the members of the Committee were primarily responsible for determining executive compensation, including decisions related to stock option grants to executive officers. L. Lowry Mays, the Company's Chief Executive Officer, is a member of the Compensation Committee and participated in deliberations concerning executive officer compensation other than his own.

                    EXECUTIVE COMPENSATION

     The Company believes that compensation of its executive officers and others should be directly and materially linked to operating performance. For Fiscal 1994, the executive compensation program consisted of the base salary, a bonus plan based on Company profitability and individual performance and stock options that generally became exercisable over a five year period. Mr. Mays, the Company's CEO, has an employment contract with the Company expiring February 1, 1999, providing a base salary of $600,000 per year and a bonus as may be determined by the Compensation Committee and approved by the Board of Directors. In 1994, Mr. Mays' bonus totaled $650,000. J. Daniel Sullivan, President and Chief Operating Officer of Clear Channel Television, Inc. and President and CEO of Clear Channel Productions, Inc., has an employment contract with the Company expiring January 1, 1999, providing a base salary of $275,000 per year commencing on January 1, 1995, and providing for a bonus of $125,000 in 1995, and $150,000 in each subsequent year of the contract. In 1994, Mr. Sullivan's bonus totaled $100,000. The compensation levels of the remaining three executives were based primarily on the achievement of specific quantitative and qualitative goals set at the beginning of the period.

Summary Compensation Table

     The following table sets forth the compensation earned or paid by the Company to the CEO and each of its other four highest compensated executive officers whose total cash compensation exceeded $100,000 for services rendered in all capacities for the years ended December 31, 1994, December 31, 1993 and December 31, 1992. (See table on following page.)

                                     SUMMARY COMPENSATION TABLE

                           Annual Compensation                 Long Term Compensation
                                      Other                                     All
                                      Annual   Restricted                       Other
                                      Compen-   Stock       Options/  LTIP      Compen-
                    Salary    Bonus    sation   Awards      SARs      Payout   sation
Name/Title     Year   ($)       ($)     ($)      ($)          (#)        ($)     ($)(1)
L. Lowry Mays  1994 577,396   650,000                       62,500       0        3,313
President      1993 351,153   500,000   0        0          62,500       0        2,282
and CEO        1992 348,020   400,000   0        0          29,296       0        0

Daniel Sullivan 1994 246,647  100,000   0        0          3,095        0        0
President Clear 1993 173,314   75,000   0        0          6,010        0        0
Channel TV      1992 185,051   50,000   0        0             0         0        0

Jim Smith      1994 137,645    31,000   0        0             0         0
Vice President 1993 136,644     2,500   0        0             0         0        0
               1992 126,888     2,500   0        0          3,906        0        0

William Riordan 1994 157,845   45,000   0        0          1,250        0        0
Vice President 1993 128,615    27,500   0        0             0         0        0
               1992  98,102    25,000   0        0             0         0        0

Jack Peck      1994 132,174    50,000   0        0          1,250        0        0
Vice President 1993 117,295    35,000   0        0             0         0        0
               1992  81,052    11,000   0        0             0         0        0


     (1)  Represents the total of certain insurance premiums paid by the company.
Options Grants During the 1994 Fiscal Year


     The following table discloses, for the CEO and other named executives, information on Common Stock options of the Company ("Options") granted during the 1994 Fiscal Year. (See table on the following page.)

                                     OPTIONS/SAR GRANTS TABLE

                          INDIVIDUAL GRANTS                               OPTION VALUE
                         % Total of                              Potential Realizable Value
                         Options/                                at Assumed Annual Rates of
                           SARs                                  Stock Price Appreciation
               Options/  Granted to     Exercise                      for Option Term
                 SARs    Employees      or Base   Expira-
               Granted   in Fiscal      Price     tion                0%     5%        10%
Name/Title       (#)       Year          ($/Sh)    Date              ($)    ($)        ($)
L. Lowry Mays  62,500    67%            32.30     02-Feb-99           0    557,500   1,232,500
President and
CEO

Daniel Sullivan 3,095    3%             32.3      02-Feb-99           0    27,607    61,033
President Clear
Channel TV

Jim Smith         0      ---             ---         ---              0       0           0
Vice President

William Riordan 1,250    1%             32.3      02-Feb-99           0    11,150    24,650
Vice President

Jack Peck       1,250    1%             32.3      02-Feb-99           0    11,150    24,650
Vice President

Options Exercised During the 1994 Fiscal Year and Fiscal Year End Option
Values

     The following table discloses, for the CEO and other named executives, individual exercises of Options in the last fiscal year and the number and value of Options held by such named executive at December 31, 1994. (See table on following page.)


                            OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE


                                                                                Value of
                                                            Number of           Unexercised
                                                            Unexercised         In-the-Money
                                                            Option/             Options/
               Shares                                       SARs at             SARs at
               Acquired  Share                              FY-End (#)(1)       FY-End ($)
                  on     Option    Price    Value
               Exercise  Price       at    Realized                   Non                      Non
Name/Title       (#)    per Share Exercise   ($)            Vested    Vested    Vested         Vested
L. Lowry Mays    --        --       --       --             148,918   5,379     4,323,883      172,989
President        --        --       --       --
and CEO          --        --       --       --
                 --        --       --       --

Daniel Sullivan  --        --       --       --                --     9,104         0          262,070
President Clear
Channel TV

Jim Smith        --        --       --       --             3,906               167,997
Vice President

William Riordan  --        --       --       --                       1,250                    23,063
Vice President

Jack Peck        --        --       --       --                       1,250                    23,063
Vice President


LONG TERM INCENTIVE PAYOUTS

The Company has no Long Term Incentive Payouts and has therefore omitted this table from the Proxy Statement.

STOCK PERFORMANCE CHART

The following chart demonstrates a five year comparison of the cumulative total returns, adjusted for stock splits and dividends, for the Company, the S&P 500 Composite Index and the Paul Kagan Associates, Inc. Broadcasting Average.

       CLEAR CHANNEL COMMUNICATIONS STOCK PERFORMANCE CHART

                Indexed Yearly Stock Price Close
         (Prices Adjusted for Stock Splits and Dividends)
         ------------------------------------------------
         S&P 500        Paul Kagan         Clear Channel
        Composite    Broadcast Average    Communications

1989      1.00             1.00                1.00
1990      0.93             0.78                1.10
1991      1.18             0.76                1.46
1992      1.23             0.92                2.63
1993      1.32             1.23                7.43
1994      1.30             1.36               10.25

RETIREMENT PLAN

     On March 1, 1987, the Company adopted the Clear Channel Communications, Inc. 401K Savings Plan for the purpose of providing retirement benefits for substantially all employees. Employees eligible for this plan may defer as much as 10% of their compensation up to $9,240 for which the Company contributes 35% of the first 5% of the employee's deferred compensation. Company matched contributions vest to the employees based upon their number of years of service to the Company.

SELECTION OF INDEPENDENT AUDITORS

     Independent auditors are to be selected at the meeting and unless indicated to the contrary on the proxy, the persons named in the accompanying proxy will vote for Ernst & Young, Certified Public Accountants, who have served as auditors of the Company for the most recent fiscal year. Representatives of Ernst & Young are expected to be present at the meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire. The annual report to shareholders of the Company, including financial statements for fiscal year ended December 31, 1994, has preceded or accompanies this proxy statement. The Annual Report of Shareholders is not to be deemed part of this proxy statement.


PERFORMANCE-BASED COMPENSATION PLAN

     General. On July 26, 1994, the Performance-Based Compensation Committee, a subcommittee of the Compensation Committee of the Board of Directors, adopted a Performance-Based Compensation Plan. Two grants were made under the Performance-Based Compensation Plan, which grants may not be paid until the plan is approved by the Shareholders. The Performance-Based Compensation Plan is intended to promote the best interests of the Company and its shareholders by encouraging the attainment of positive income growth for the Company and by encouraging the Chief Executive Officer of the Company to exert his best efforts on behalf of the Company for the betterment of the Company.

     Administration of the Performance-Based Compensation Plan. The Performance-Based Compensation Plan is administered by a Performance-Based Compensation Committee, which is a subcommittee of the Compensation Committee of the Board of Directors. The Performance-Based Compensation Committee consists solely of "Outside Directors". An "Outside Director" means a director who: (i) is not a current employee of the Company; (ii) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has never been an officer of the Company; and (iv) does not receive remuneration, either directly or indirectly, in any capacity other than as a director. Currently there are two "Outside Directors" serving on the Performance-Based Compensation Committee.

     The amount of compensation payable under the Performance-Based Compensation Plan cannot be increased at the discretion of the Performance-Based Compensation Committee; however, the Performance-Based Compensation Committee may at its discretion, reduce or eliminate the Performance-Based Compensation payment, if such reduction is in the best interests of the Company.


     Officers Eligible to Receive a Performance-Based Compensation Plan Grant. Only the Chief Executive Officer of the Company shall be eligible to receive a grant under the Performance-Based Compensation Plan.

     Grants under the Performance-Based Compensation Plan. The Performance-Based Compensation Committee may make grants of Performance-Based Compensation to the Chief Executive Officer each fiscal year such that, if performance goals are achieved, the Chief Executive Officer will receive compensation equal to a maximum of twenty percent (20%) of the increase in After Tax Cash Flow of the Company for the upcoming fiscal year.

     The plan also includes a special provision such that the Performance-Based Compensation Committee could make a special period grant for the period beginning on August 1, 1994 and ending December 31, 1994.

     On July 26, 1994, the Performance-Based Compensation Committee made two grants under the Performance-Based Compensation Plan. The first grant was a special period grant that covered the period from August 1, 1994 to December 1, 1994 and the second grant covered the period from January 1, 1995 to December 31, 1995. Under both grants the maximum amount payable to L. Lowry Mays, Chief Executive Officer, is twenty percent (20%) of the Company's increase in After Tax Cash Flow as determined by comparing After Tax Cash Flow between the following two periods:

                    Goal Period              Comparison Period
Grant No. 1:        8/1/94 to 12/31/94       8/1/93 to 12/31/93
Grant No. 2:        1/1/95 to 12/31/95       1/1/94 to 12/31/94

     Certification that Performance Goals Have Been Achieved. Prior to the payment of Performance-Based Compensation, the Performance-Based
Compensation Committee shall certify in writing that the material terms of the Performance Goal were achieved by the Chief Executive Officer of the Company.

     Limitations on Payment of the Performance-Based Compensation Plan Grants. The payment of the Performance-Based Compensation under a grant shall not occur until the later of: (1) one month after the Performance Goal is achieved, or (2) the date of approval of the Plan by the Shareholders of the Company. The payment of the compensation may not be accelerated to an earlier date.

     Discontinuance of the Performance-Based Compensation Plan. The Performance-Based Compensation Committee may, insofar as permitted by law, from time to time, suspend or terminate the Plan or amend the Plan in any respect; provided, however, that without the approval of the Shareholders, no such amendment shall change the eligible officer, change the Performance Goal, or increase benefits accruing to the Chief Executive Officer under the Plan.

     Federal Income Tax Considerations of the Performance-Based Compensation Plan. The Performance-Based Compensation Plan meets the requirements of Internal Revenue Code Section 162(m)(4)(C) and meets the requirements of Proposed Treasury Regulation Section 1.162-27, as amended, such that the Performance-Based Compensation Plan ensures that any compensation paid to the Chief Executive Officer under the Performance-Based Compensation Plan will be allowed as a deduction on the Company's Federal Income Tax Return.
Section 162(m) of the Code disallows the Company an expense deduction on its Federal Income Tax Return for any payment of compensation to an officer above $1,000,000 unless that compensation is qualified performance-based compensation.

     Shareholder Approval. Shareholder approval of the Performance-Based Compensation Plan is being sought from the shareholders. Approval of the Performance-Based Compensation Plan requires the affirmative votes of the holders of a majority of the outstanding shares present, or represented, and entitled to vote at the meeting. The Board of Directors recommends that the shareholders vote "FOR" the approval of the Performance-Based Compensation Plan.

                              PROPOSAL TO AMEND
                          ARTICLES OF INCORPORATION


     The current authorized capital stock of the Company consists of 2,000,000 shares of preferred stock, $1.00 par value ("Preferred Stock"), and 20,000,000 shares of Common Stock, $.10 par value, of which no shares of Preferred Stock and 17,256,766 shares of Common Stock were issued and outstanding at March 1, 1995. The Board of Directors, on February 8, 1995, adopted a proposed amendment to Article IV of the Company's Articles of Incorporation increasing the authorized number of shares of Common Stock from 20,000,000 to 100,000,000, for submission to the shareholders at the Annual Meeting.

     Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders of the Company and to ratably receive dividends, if any, as may be declared from time to time by the Board of Directors from funds legally available therefor, subject to the payment of any outstanding preferential dividends declared with respect to any Preferred Stock that from time to time may be outstanding. Upon liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in any assets available for distribution to shareholders after payment of all obligations of the Company, subject to the rights to receive preferential distributions of the holders of any Preferred Stock then outstanding.

     If the proposed amendment is approved, all or any part of the authorized but unissued shares of Common Stock may thereafter be issued without further approval from the shareholders, except as may be required by law or the policies of any stock exchange on which the shares of stock of the Company may be listed, for such purposes and on such terms as the Board of Directors may determine. Holders of the capital stock of the Company do not have any preemptive rights to subscribe for the purchase of any shares of Common Stock, which means that current shareholders do not have a prior right to purchase any new issue of Common Stock in order to maintain their proportionate ownership.

     The proposed amendment will not affect the rights of existing holders of Common Stock except to the extent that future issuances of Common Stock will reduce each existing shareholders' proportionate ownership.

     If the proposed amendment is adopted, Section 1 of Article IV of the Articles of Incorporation would be amended to read as follows:

          Authorized Shares. The aggregate number of shares which the Corporation shall have the authority to issue is 102,000,000 shares, 100,000,000 of which shall be Common Stock ("Common Stock"), par value of $.10 each, and 2,000,000 of which shall be Preferred Stock ("Preferred Stock"), par value of $1.00 each.

     The proposed amendment to Article IV will not change any other aspect of Article IV.

     The Board of Directors has determined that it would be appropriate for the Company to increase the number of its authorized shares of Common Stock in order to have additional shares available for possible future acquisition or financing transactions and other issuances, or to satisfy requirements for additional reservations of shares by reason of future transactions which might require increased reservations. The Company has no present plans, agreements, understandings or arrangements regarding transactions expected to require issuance of any additional shares of Common Stock.

     The Board of Directors unanimously recommends that the shareholders adopt the proposed amendment. The affirmative vote of holders of at least two-thirds of the outstanding Common Stock present at the meeting in person or by proxy is required in order to adopt the proposed amendment. Unless indicated to the contrary, the enclosed proxy will be voted FOR the proposed amendment.

                           CERTAIN RELATIONSHIPS

     Clear Channel Television, Inc. ("CCTV") and Daniel Sullivan,
President of CCTV, entered into a stock option agreement (the "Sullivan Stock Option Agreement") providing for the grant to Mr. Sullivan, effective as of January 1, 1989, of options to purchase an aggregate of 100,000 shares of common stock, $1.00 par value ("CCTV Common Stock") of CCTV. The exercise price of the nonqualified stock options granted to Mr. Sullivan under the Sullivan Stock Option Agreement was One Dollar ($1.00) per share. Such options provided that they would become exercisable on January 1, 1999 (or earlier in the event Mr. Sullivan died or his employment with CCTV was terminated other than for cause). In January of 1994, CCTV agreed to allow Mr. Sullivan to exercise the option immediately, and Mr. Sullivan purchased all 100,000 shares of CCTV Common Stock subject to the options for the exercise price of One Dollar ($1.00) per share. In July, 1994, the Company purchased 100,000 shares of CCTV Common Stock held by Mr. Sullivan for a purchase price of $8,000,000 in cash and shares of Common Stock in the Company. The purchase price paid by the Company was based on an appraisal of Mr. Sullivan's CCTV Common Stock by an independent appraiser. Of the purchase price, $4,000,000 was paid to Mr. Sullivan in cash and the balance was paid by the transfer to Mr. Sullivan of 119,048 shares of Common Stock of the Company previously held as treasury shares by the Company. The number of the Company's shares of Common Stock issued to Mr. Sullivan was determined by dividing $4,000,000 by the $33.60 per share closing price (adjusted for the February 1994 stock split)for the Company's shares on the American Stock Exchange January 6, 1994, the date the Company received notice from Mr. Sullivan of the exercise of his options.

     Clear Channel Television of Little Rock, Inc. ("CCTV-LR") was formerly owned 51% by L. Lowry Mays, a director and officer of the Company, and 49% by the Company's wholly-owned subsidiary, Clear Channel Television, Inc. Clear Channel Television, Inc. had an option to purchase the 510 shares of Mr. Mays' stock of CCTV-LR for $1.00 per share, which it exercised in February, 1994. On October 1, 1994, CCTV-LR was merged with and into Clear Channel Television, Inc.

     The Company paid fees in 1994 to the law firm of Akin, Gump, Strauss, Haurer & Feld, L.L.P. Alan Feld, as director of the Company, is the sole shareholder of a professional corporation which is a partner of such firm. The Company purchased in 1994 various forms of insurance from Primera Insurance Company ("Primera"). B. J. McCombs, a director of the Company, owns 75% of Primera. The Company believes such insurance is purchased at competitive rates.

     As part of its operations, the Company leases certain office space in San Antonio, Texas from the trusts of the children of L. Lowry Mays and B.
J. McCombs. This lease expires on December 31, 1997 with current monthly rentals of $16,486.

     CCTV adopted its 1991 nonqualified stock option plan (the "CCTV Nonqualified Stock Option Plan") providing for the grant to eligible CCTV employees of options to purchase up to 50,000 shares of CCTV Common Stock. The CCTV Nonqualified Stock Option Plan is currently administered by the Stock Option Committee of the Board of Directors of CCTV. Under the terms of the CCTV Non qualified Stock Option Plan, the CCTV Stock Option Committee is authorized to determine the date upon which options granted thereunder become exercisable, exercise price of such options and other terms and conditions thereof. At December 31, 1994, options to purchase 9,500 shares of CCTV Common Stock had been granted under the CCTV Nonqualified Stock Option Plan. The exercise price of such options is $1.00 per share. Pursuant to the CCTV Nonqualified Stock Option Plan, each participant therein will be required to enter into a Buy-Sell Agreement with CCTV with respect to the shares of CCTV Common Stock acquired by such participant upon the exercise of any options granted thereunder.

                            SHAREHOLDER PROPOSALS

     A proper proposal submitted by a Company shareholder for consideration at the Company's 1996 Annual Meeting of Shareholders and received at the Company's executive offices no later than November 30, 1995 will be included in the Company's Proxy Statement and form of Proxy relating to such Annual Meeting. If the proposed amendment is adopted, any such proposals will be included in the information statements distributed to shareholders.

                                   GENERAL

     Neither management nor the Board of Directors knows of any matter to be acted upon at the meeting other than the matters described above. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgement.

     The Cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy soliciting material, regular employees of the Company may solicit proxies by mail, telephone, telegraph and personal interview. Proxy cards and materials will also be distributed to beneficial owners of stock, through brokers, custodians, nominees and other like parties, and the Company expects to reimburse such parties for their charges and expenses connected therewith.

     A copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission will be available when filed without charge to shareholders upon written request to Clear Channel Communications, P.O. Box 659512, San Antonio, Texas 78265-9512.



                               Kenneth E. Wyker
                               Secretary

                    BOARD COMPENSATION COMMITTEE REPORT

     The Compensation Committee consists of three outside Board members and the Chief Executive Officer.

     The financial success of the Company is linked to the ability of its executive officers and managers to direct the Company's current operations and to assess the advantages of potential acquisitions and realign the operations of the acquired entities with the operating policies of the Company. A major objective of the Company's compensation strategy is to attract and retain top quality executives and operating managers. Another objective of the Company's compensation strategy is to reward managers based on the financial performance of operations under their control. Financial incentives are used to motivate those responsible to achieve the Company's financial goals and to align the interests of the Company's managers with the interests of the Company's shareholders.

     In order to achieve the foregoing objectives, the Company's compensation includes both a base salary component and incentive compensation. Incentive compensation includes both annual bonuses and stock options.

     Base salaries are set with respect to comparable salaries paid by the radio and television broadcast industry in those markets in which the Company operates. The Chief Executive Officer reports to the Compensation Committee as to the compensation levels and performance goals which he sets for the Company's operating managers. An intensive budgeting and goal-setting process is accomplished in late fall for each ensuing year.
The Chief Executive Officer utilizes a multi-point rating system to evaluate the performance of the Company's managers and through this process reports to the Compensation Committee his recommendations for annual bonuses including the granting of incentive stock options.

     In evaluating incentive compensation to be awarded to the Company's executive officers, the Compensation Committee reviews the financial performance of the Company both for the prior fiscal year and trends in financial performance over a more extended period of time.

     In 1994, after tax cash flow grew from $27 million to $47 million, a 74% increase. Market value of the Company's shares at year-end 1994 was $880 million, a 54% increase over year-end 1993, while shares outstanding increased by 11.5%. Mainly through acquisitions, total assets grew by 81% to $412 million in 1994. Equity at year-end to support that asset base grew to $131 million, a 33% increase. Many factors were responsible for this exceptional performance but paramount was the financial and management skills employed by the Chief Executive Officer and the management group he put in place.

    Two members of the Compensation Committee, John H. Williams and Alan D. Feld, serve as a separate Subcommittee which determines the salary and incentive bonus to be paid to the Chief Executive Officer. In 1994, the Chief Executive Officer's annual salary was increased to $600,000. He was paid a cash bonus of $650,000 in February of 1994. While paid in 1994, this (as with cash bonuses paid in previous years) was intended to reward performance for 1993. Non-qualified and Incentive Stock Options to purchase 62,500 shares were granted to the Chief Executive Officer in 1994.

     In order to comply with the tax deduction requirements imposed by Internal Revenue Code Section 162(m), presented elsewhere in this proxy is a Performance-Based Compensation Plan for shareholder approval at the annual meeting scheduled for April 20, 1995. Pending shareholder approval of the Plan, performance-based compensation for the Chief Executive Officer for 1994 performance has not been determined.


                           COMPENSATION COMMITTEE

                                John Williams
                                Alan D. Feld
                                B. J. McCombs
                                L. Lowry Mays

                    CLEAR CHANNEL COMMUNICATIONS, INC.

 Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders to be held April 20, 1995

     The undersigned hereby appoints L. Lowry Mays and Alan D. Feld and each of them, proxies of the undersigned with full power of substitution for and in the name, place and stead of the undersigned to appear and act for and to vote all shares of CLEAR CHANNEL COMMUNICATIONS, INC. standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the Annual Meeting of Shareholders of said Company to be held in San Antonio, Texas on April 20, 1995 at 11:00 A.M., C.S.T., or at any adjournments or postponements thereof, with all powers the undersigned would possess if then personally present, as indicated on the reverse side.

     This undersigned acknowledges receipt of notice of said meeting and accompanying Proxy Statement and of the 1994 Annual Report and ratifies and confirms all acts that any of the said proxy holders or their substitutes any lawfully do or cause to be done by virtue hereof.

(Continued and to be dated and signed on the reverse side.)

1.  Election of Directors    FOR all five nominees listed below  [ ]

WITHHOLD AUTHORITY to vote
for all five nominees below   [ ]       EXCEPTIONS*   [ ]

NOTE: To withhold authority to vote for any individual nominee(s) mark the "EXCEPTIONS" box and strike a line through the name(s) of such nominee(s) listed below:
L. Lowry Mays       Alan D. Feld        B.J. McCombs   Theodore H. Strauss
John H. Williams
2. Selection of Ernst & Young as independent auditors for the year ended December 31, 1995.

FOR   [ ]      AGAINST   [ ]       ABSTAIN   [ ]

3.  Proposal to adopt the 1994 Performance Based Executive Compensation
Plan.

FOR   [ ]      AGAINST   [ ]       ABSTAIN   [ ]

4.Proposal to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 20 million to 100 million shares.

FOR   [ ]      AGAINST   [ ]       ABSTAIN   [ ]

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.
                                                  Change of Address
                                                  and/or Comments   [ ]

                              PROXY DEPARTMENT
                              NEW YORK, N.Y.  10203-0181

                              Please sign your name exactly as it appears hereon. Joint owners should sign personally. Attorney, Executor, Administrator, Trustee or Guardian should indicate full title.

                              Dated:              , 1994

                              ----------------------------------
                              Stockholder's Signature

                              ----------------------------------
                              Stockholder's Signature if stock held jointly

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

                              Votes MUST be indicated (X) in Black or Blue ink. [X]